Exhibit 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of NuScale Power Corporation, a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: May 13, 2022

DOOSAN ENERBILITY CO., LTD.

By:	/s/ Kiyong Na
Name:	Kiyong Na
Title:	CEO of Nuclear BG

Next Tech 1 New Technology Investment Fund

By:	/s/ Dae Seok Bae
Name:	Dae Seok Bae
Title:	Director

Next Tech 3 New Technology Investment Fund

By:	Its Co-General Partner
BH INVESTMENT AND LBIERTY LTD.

By:	/s/ Dae Seok Bae
Name:	Dae Seok Bae
Title:	Director

By:	Its Co-General Partner
SG PARTNERS CO., LTD.

By:	/s/ Won Yong Jung
Name:	Won Yong Jung
Title:	Representative Director

By:	Its Co-General Partner,
SAC PARTNERS CO., LTD.

By:	/s/ Chang Sun Son
Name:	Chang Sun Son
Title:	Director

BH Investment and Liberty Ltd.

By:	/s/ Dae Seok Bae
Name:	Dae Seok Bae
Title:	Director

/s/ Dae Seok Bae
Name:	Dae Seok Bae

SB Partners Co., Ltd.

By:	/s/ Won Yong Jung
Name:	Won Yong Jung
Title:	Representative Director

Hwaseung Industries Co., Ltd.

By:	/s/ Suk Ho Hyun
Name:	Suk Ho Hyun
Title:	CEO & Vice Chairman

SAC Partners CO., LTD.

By:	/s/ Chang Sun Son
Name:	Chang Sun Son
Title:	Director

/s/ Chang Sun Son
Name:	Chang Sun Son